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                                     EXHIBIT 4.4


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                             NATIONAL QUALITY CARE, INC.
                                a Delaware corporation

              AMENDED AND RESTATED NON-QUALIFIED STOCK OPTION AGREEMENT



        Ron Berkowitz                                           June 19, 1996
------------------------------                               -------------------
    Name of Optionee                                         Date Option Granted


    437 Terraine Avenue
 Long Beach, California 90814
------------------------------
    Residence Address                                                    No. 004


    This Agreement ("Agreement") is amended and restated as of the September 6, 1996 between National Quality Care, Inc. (formerly, Sargent, Inc.), a Delaware corporation (hereinafter the "Company"), and the optionee named above (hereinafter "Optionee"). The option granted by this Agreement is designated a "Non-Qualified Option" granted pursuant to the Sargent, Inc. Stock Option Plan dated May 12, 1996 (the "Plan").

    1. GRANT OF OPTION. Pursuant to and subject to the terms and conditions of the Agreement, the Company grants to the Optionee, a consultant to the Company, the right and option (the "Option") to purchase at $.38 per share on the terms and conditions hereinafter set forth, 12,500 shares of the currently authorized and unissued Common Stock of the Company, par value $0.01 per share, at any time after one (1) month following the date of this Agreement, and an additional 12,500 shares at any time after six (6) months following the date of this Agreement (the "Shares"). The Option shall be exercisable, in whole or in part, during the period commencing with the date on which each portion of the Option becomes exercisable, as set forth above and ending on December 31, 1999. So long as applicable law allows, at the option of the Company, the Company agrees to waive payment for the exercise of the options referenced hereinabove. In such event, the Company shall issue appropriate documentation to Optionee causing Employee to recognize income for such waiver of the option exercise price. In the event that applicable law will not allow for the waiver of such payment for such options, the Company shall declare Incentive Compensation of no less than the amount necessary for Optionee to exercise such options.

    Nothing contained herein shall be construed to limit or restrict the right of the Company or a parent or subsidiary corporation of the Company to terminate the Optionee's services for the Company.


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    2.   METHOD OF EXERCISE.  The Option may be exercised pursuant thereto by written notice to the Company stating the number of shares with respect to which the Option is being exercised, together with payment in full, by certified or cashier's check payable to the order of the Company, of the purchase price for the number of Shares being purchased. If requested by the Plan Committee of the Board of Directors, prior to the delivery of any Shares, the Optionee shall supply the Plan Committee with a representation that the Shares are not being acquired with a view to distribution and will be sold or otherwise disposed of only in accordance with applicable federal and state statutes, rules and regulations.

    As soon after the notice of exercise as the Company is reasonably able to comply, the Company shall, without payment of any transfer or issue tax by the Optionee, deliver to the Optionee or any such other person, at the main office of the Company or such other place as shall be mutually acceptable, a certificate or certificates for the Shares being purchased upon exercise of the Option. Notwithstanding the foregoing, the Company shall have the right to postpone the time of delivery of the Shares for such period as may be required for it with reasonable diligence to comply with any applicable listing requirements of any national securities exchange or any federal, state or local law. The Optionee may exercise the Option for less than the total number of Shares for which the Option is then exercisable, provided that a partial exercise may not be for fewer than 100 Shares, unless the remaining shares exercisable under the Option is for less than 100 Shares. The Option may be exercisable for whole Shares only.

    3. TERMINATION OF OPTION. The Option shall terminate and expire immediately and in total upon the earlier of:

         (a) The Expiration Date of the Option as specified in Section 1 of this Agreement; or

         (b) The date of termination of the Option pursuant to Section 5 hereof.

This Option shall survive and be exercisable notwithstanding that Optionee shall
(i) terminate his relationship with the Company, (ii) cease to provide services to the Company or (iii) otherwise be subject to the provisions of Sections 7(a)-(d) of the Plan, and shall terminate only as provided in Sections 3(a) or
(b) of this Agreement.


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    4.   ADJUSTMENTS.  If there is any change in the capitalization of the
Company affecting in any manner the number or kind of outstanding shares of Common Stock of the Company, whether by stock dividend, stock split, reclassification or recapitalization of such stock, or because the Company has merged or consolidated with one or more other corporations (and provided the Option does not thereby terminate pursuant to Section 5 hereof), then the number and kind of shares then subject to the Option and the price to be paid therefor shall be appropriately adjusted by the Plan Committee; PROVIDED, HOWEVER, that in no event shall any such adjustment result in the Company's being required to sell or issue any fractional shares. Any such adjustment shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Option, but with an appropriate adjustment to the price of each Share or other unit of security covered by this Option.

    5. CESSATION OF CORPORATE EXISTENCE. Notwithstanding any other provision of this Option, upon the dissolution or liquidation of the Company, the reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or the sale of substantially all the assets of the Company or of more than 50% of the then outstanding stock of the Company to another corporation or other entity, the Option granted hereunder shall terminate, provided, however, that:
(i) each Option for which no option has been tendered by the surviving corporation in accordance with all of the terms of provision (ii) immediately below shall, within five days before the effective date of such dissolution or liquidation, merger or consolidation or sale of assets in which the Company is not the surviving corporation or sale of stock, become fully exercisable; or
(ii) in its sole and absolute discretion, the surviving corporation may, but shall not be so obligated to, tender to any Optionee, an option to purchase shares of the surviving corporation, and such new option or options shall contain such terms and provisions as shall be required substantially to preserve the rights and benefits of this Option.

    6. NON-TRANSFERABILITY. The Option is not assignable or transferable by the Optionee, either voluntarily or by operation of law, otherwise than by will or by the laws of descent and distribution, and is exercisable, during the Optionee's lifetime, only by the Optionee. Upon any attempted transfer of this Option contrary to the provisions hereof, the Board of Directors may, at its discretion, terminate this Option.


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    7.   NO STOCKHOLDER RIGHTS.  The Optionee or other person entitled to exercise this Option shall have no rights or privileges as a stockholder with respect to any Shares subject hereto until the Optionee or such person has become the holder of record of such Shares, and no adjustment (except such adjustment as may be effected pursuant to the provisions of Section 4 hereof) shall be made for dividends or distributions of rights in respect of such Shares if the record date is prior to the date on which the Optionee or such person becomes the holder of record.

    8. METHOD OF ACCEPTANCE. This Agreement is addressed to the Optionee in duplicate and shall not be effective until the Optionee has executed the acceptance below and returned one copy to the Company, thereby acknowledging that he has read and agreed to all the terms and conditions of this Agreement.

    Executed by the Company as of the 6th day of September, 1996.


                                       NATIONAL QUALITY CARE, INC.
                                       a Delaware corporation




                                       By: /s/ Victor Gura, M.D.
                                           ----------------------------
                                           Victor Gura, M.D., President




ACCEPTED:




By: /s/ Ron Berkowitz                           September 6, 1996
   ---------------------------         --------------------------------
   Ron Berkowitz                                 Date


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                                 ELECTION TO PURCHASE


    The undersigned hereby irrevocably elects to exercise _______ of the Options allocated to him under that certain Non-Qualified Stock Option Agreement by and between Ron Berkowitz and National Quality Care, Inc., dated as of June 19, 1996, and to purchase the Common Shares issuable upon the exercise of said Options, and requests that Certificates for such shares be issued and delivered as follows:

ISSUE TO:
         Ron Berkowitz
         ------------------------------------------------------
         (Name)

         437 Terraine Avenue, Long Beach, California 90614
         ------------------------------------------------------
         (Address, Including Zip Code)

         ---------------------------------------------------------
         (Social Security or Tax Identification Number)

DELIVER TO:
         Matthias & Berg, LLP
         --------------------
         (Name)

         at   515 South Flower Street, 7th Floor, Los Angeles, CA
              ----------------------------------------------------
              90071
              -----
              (Address, Including Zip Code)

    Full payment of the purchase price with respect to the Options exercised
and transfer taxes, if any, in the amount $               is enclosed herewith.
                                            -------------


Dated as of:



                                            ----------------------------------
                                            Ron Berkowitz

                                            PLEASE INSERT SOCIAL SECURITY OR TAX
                                            IDENTIFICATION NUMBER OF HOLDER


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